As filed with the Securities and Exchange Commission on July 1, 2011

Reg. No. 333-150734

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933
_________________________________

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin

(State or other jurisdiction of incorporation or organization)

20-8995389

(I.R.S. Employer Identification Number)

770 North Water Street

Milwaukee, Wisconsin  53202

(414) 765-7801

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall J. Erickson Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202 (414) 765-7801	Copies of all communications to: C.J. Wauters Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, WI 53202

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Not Applicable

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer ☑	Accelerated filer ⁫
Non-accelerated filer ⁫	Smaller reporting company ⁫

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to the Registration Statement on Form S-4 (File No. 333-150734) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on May 8, 2008 by Marshall & Ilsley Corporation, a Wisconsin corporation (“M&I”), amended on May 23, 2008 and September 22, 2008, and declared effective on October 2, 2008, is being filed to deregister all unsold securities of M&I that were registered under the Registration Statement.  Pursuant to the Registration Statement, 6,000,000 shares of M&I common stock (the “Common Stock”) were registered for issuance at a proposed maximum offering price per share of $26.69.  M&I hereby removes from registration, by means of this Post-Effective Amendment, all 1,136,779 shares of Common Stock that remain unsold under the Registration Statement as of the date hereof.

Item 16.	Exhibits.

24.1	Powers of Attorney of directors of M&I, incorporated herein by reference to Exhibit 24 of M&I’s Registration Statement on Form S-4 filed on May 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 1, 2011.

MARSHALL & ILSLEY CORPORATION

By:

  /s/ Mark F. Furlong

Mark F. Furlong

President, Chief Executive Officer and a Director

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on the dates indicated.

Signature	Date

/s/ Gregory A. Smith Gregory A. Smith Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Patricia R. Justiliano Patricia R. Justiliano Senior Vice President and Corporate Controller (Principal Accounting Officer)	July 1, 2011

Directors:

Jon F. Chait, John W. Daniels, Jr., Mark F. Furlong, Ted D. Kellner, Dennis J. Kuester, David J. Lubar,
Katharine C. Lyall, John A. Mellowes, San W. Orr, Jr., Robert J. O’Toole, Peter M. Platten, III, John S. Shiely,
George E. Wardeberg and James B. Wigdale.

By: /s/ Randall J. Erickson Randall J. Erickson, as Attorney-In-Fact *	July 1, 2011

* Pursuant to authority granted by powers of attorney, copies of which are incorporated herein by reference.